SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): Feb 10, 2017

Lotus Bio Development Technology Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-54745	TBA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28202 North 58th St. Canyon Creek AZ. 85331
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 604-783-9664

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Sole Officer & Director - Michael  Palethorpe

The Company accepted the resignation of  Michael Palethorpe  on February 10, 2017, effective immediately resigning his position on the Board of Directors of Lotus Bio Development Technology Corp , Inc. and his positions as the sole officer, including Principal executive officer and principal financial officer.

Mr. Palethorpe’s resignation was not related to any matter relating to the Registrant’s operations, policies or practices. The Company has identified a replacement for Mr. Palethorpe appreciates the time he served on the Board and as our President.

Appointment of Director & CEO/President- Zoltan Nagy

Effective February 10, 2017, the Board of Directors of Lotus Bio Development Technology Corp.  appointed Zoltan Nagy  to the Board of Directors and as sole officer, including principal executive officer and principal financial officer. Mr. Nagy will serve on the board until the next annual shareholders meeting.

Mr. Nagy was the former President and looks forward to returning to the Company.  He brings a vast array of experience and ground breaking success in both public and private companies.

Item 8.01 Other Events: change of Company address

The Company announces that it has moved corporate location, and its new corporate address and phone number are:

Business Address:

1361 Peltier Dr. Point Roberts  Wa. 98281

Phone: (604) 783-9664

Mailing Address:

1361 Peltier  Dr. Point Roberts Wa 98281

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lotus Bio Development Technology  Corp .

/s/ Zoltan Nagy

Zoltan Nagy

Chief Executive Officer

Date: February 10, 2017

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